                         SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of
        the Securities Exchange Act of 1934 (Amendment No.       )


Filed by the Registrant /X/
Filed by a party other than the Registrant /  /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Soliciting Material pursuant to Section 24.14a-11(c) or Section
     240.14a-12


                    HOUSECALL MEDICAL RESOURCES, INC.
-------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/  / No fee required
/  / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11
     (1)  Title of each class of securities to which transaction applies:
          ---------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
          ---------------------------------------------------------------

     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ---------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
          ---------------------------------------------------------------

     (5)  Total fee paid:
          ---------------------------------------------------------------

/  / Fee paid previously with preliminary materials.
/  / Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
          ---------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
          ---------------------------------------------------------------

     (3)  Filing Party:
          ---------------------------------------------------------------

     (4)  Date Filed:
          ---------------------------------------------------------------

                    Housecall Medical Resources, Inc.
                           1000 Abernathy Road
                         Building 400, Suite 1825
                         Atlanta, Georgia  30328

                             November 4, 1996


To Our Shareholders:

     On behalf of the Board of Directors and management of Housecall Medical Resources, Inc., I cordially invite you to the Annual Meeting of Shareholders to be held on December 6, 1996, at 1:00 p.m., at 1000 Abernathy Road, Building 400, 3rd Floor, Conference Room C, Atlanta, Georgia 30328.

     At the Annual Meeting, shareholders will be asked to elect six (6) directors of the Company, all of whom are currently directors of the Company. Information about these persons and certain other matters is contained in the accompanying Proxy Statement. A copy of the Company's 1996 Annual Report to Shareholders, which contains financial statements and other important information about the Company's business, is also enclosed.

     It is important that your shares of stock be represented at the meeting, regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking and dating the enclosed proxy card. However, if you wish to vote for reelecting the directors, all you need to do is sign and date the proxy card.

     Please complete and return the proxy card in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

     We hope you are able to attend, and look forward to seeing you.


                                   Sincerely,


                                   /s/ George D. Shaunnessy
                                   George D. Shaunnessy
                                   PRESIDENT AND CHIEF EXECUTIVE OFFICER

                    HOUSECALL MEDICAL RESOURCES, INC.
                           1000 Abernathy Road
                         Building 400, Suite 1825
                          Atlanta, Georgia 30328

                           ------------------------

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD DECEMBER 6, 1996

                           -------------------------

To the Shareholders of
Housecall Medical Resources, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of Housecall Medical Resources, Inc. will be held at 1:00 p.m. on Friday, December 6, 1996, at 1000 Abernathy Road, Building 400, 3rd Floor, Conference Room C, Atlanta, Georgia 30328 for the following purposes:

          1. To elect six directors to constitute the Board of Directors to serve until the next annual meeting and until their successors are elected and qualified;

          2. Such other matters as may properly come before the meeting and any adjournment or postponement thereof.

     Only shareholders of record on October 25, 1996, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.


                                       BY ORDER OF THE BOARD OF DIRECTORS,


                                       /s/ Peter J. Bibb
                                       Peter J. Bibb
          November 4, 1996             SECRETARY


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE FILL IN, DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED BUSINESS REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.
                             [HOUSECALL LOGO]


                             PROXY STATEMENT
                          Dated November 4, 1996
                  For the Annual Meeting of Shareholders
                       To be Held December 6, 1996


     This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Housecall Medical Resources, Inc. ("Housecall" or the "Company") for use at Housecall's 1996 Annual Meeting of Shareholders ("Annual Meeting") to be held on Friday, December 6, 1996, including any postponement, adjournment, or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. Management intends to mail this Proxy Statement and the accompanying form of proxy to shareholders on or about November 5, 1996.

     Only shareholders of record at the close of business on October 25, 1996 (the "Record Date"), are entitled to notice of and to vote in person or by proxy at the Annual Meeting. As of the Record Date, there were 10,218,900 shares of common stock, $.01 par value per share ("Common Stock"), of Housecall outstanding and entitled to vote at the Annual Meeting. The presence of a majority of such shares is required, in person or by proxy, to constitute a quorum for the conduct of business at the Annual Meeting. Each share is entitled to one vote on any matter submitted for vote by the shareholders.

     Proxies in the accompanying form, duly executed and returned to the management of the Company, and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     Proxies that are executed but which do not contain any specific instructions will be voted for the election of all the nominees for directors specified herein and in the discretion of the persons appointed as proxies on any other matter that may properly come before the Annual Meeting or any postponement, adjournment or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

     A copy of the Company's 1996 Annual Report to Shareholders is being furnished herewith to each shareholder of record as of the close of business on October 25, 1996. Additional copies of the 1996 Annual Report to Shareholders and copies of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 will be provided free of charge upon written request to:

                    HOUSECALL MEDICAL RESOURCES, INC.
                           1000 ABERNATHY ROAD
                         BUILDING 400, SUITE 1825
                          ATLANTA, GEORGIA 30328
                  ATTN:  INVESTORS RELATIONS DEPARTMENT

     If the person requesting the Form 10-K was not a shareholder of record on October 25, 1996, the request must include a representation that the person was a beneficial owner of Common Stock on that date. Copies of any exhibits to the Form 10-K will also be furnished on request and upon payment of the Company's expenses in furnishing the exhibits.

               VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     The following table sets forth the information concerning the beneficial ownership of Common Stock, which is the only class of voting stock of the Company, at October 1, 1996, by (i) each person known to the Company to beneficially own more than 5% of the Common Stock, (ii) each director, nominee for director, and designated highly compensated executive officer, and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated below, the persons named below had sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by them.

                                                                       Shares Beneficially
Name of Beneficial Owner                                                       Owned           Percent<F1>
------------------------                                               -------------------     ----------
Welsh, Carson, Anderson & Stowe, VI, L.P.<F2>                                 4,651,614           46.0%
George D. Shaunnessy <F3>                                                       153,705            1.5%
Peter J. Bibb <F4>                                                               75,902             *
Harold W. Small <F4>                                                             85,235             *
Thomas F. Luthringer <F4>                                                        89,335             *
J. Paul Gordon <F5>                                                             108,000            1.0%
James E. Dalton <F6>                                                              6,668             *
Howard R. Deutsch <F6>                                                           12,918             *
James B. Hoover <F7>                                                          5,128,848           50.2%
Andrew M. Paul <F8>                                                           5,123,211           50.1%
R. Dale Ross <F6>                                                                 8,755             *
All Directors and Executive Officers as a Group                               5,686,913           53.6%
   (10 persons) <F9>

___________________
*  Denotes less than 1%.

<F1> The percentages shown are based on 10,218,900 shares of the Common
     Stock outstanding on October 1, 1996 plus, as to each person and group listed, the number of shares of Common Stock deemed owned by such holder pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), assuming the exercise of options held by such holder that are exercisable within 60 days of October 1, 1996.
<F2> Does not include an aggregate of 134,485 shares owned individually by the general partners of the general partner of Welsh, Carson, Anderson & Stowe, V.I., L.P. ("Welsh Carson"). Each general partner of Welsh Carson may be deemed to beneficially own all the shares owned by Welsh Carson. It also does not include an aggregate of 609,515 shares held by other affiliates of Welsh Carson. The address of Welsh Carson is 320 Park Avenue, Suite 2500, New York, New York 10022.
<F3> Includes 141,805 shares of Common Stock subject to presently exercisable stock options.
<F4> Includes 70,902 shares of Common Stock subject to presently exercisable stock options.
<F5> Includes 8,000 shares of Common Stock subject to presently exercisable stock options.
<F6> Includes 6,668 shares of Common Stock subject to presently exercisable stock options.
<F7> The number of shares beneficially owned consists of 23,184 shares held directly by Mr. Hoover, 4,651,614 shares held by Welsh Carson and 454,050 shares held by an affiliate of Welsh Carson. Mr. Hoover is a general partner of the general partner of Welsh Carson and an affiliate of Welsh Carson and, as such, shares voting and investment power with respect to the shares owned by such entities. Does not include 155,465 shares held by an affiliate of Welsh Carson.
<F8> The number of shares beneficially owned consists of 17,547 shares held directly by Mr. Paul, 4,651,614 shares held by Welsh Carson and 454,050 shares held by an affiliate of Welsh Carson. Mr. Paul is a general partner of the general partner of Welsh Carson and an affiliate of Welsh Carson and, as such, shares voting and investment power with respect to the shares owned by such entities. Does not include 155,465 shares held by an affiliate of Welsh Carson.
<F9> Includes 382,515 shares of Common Stock subject to presently exercisable stock options and 5,105,664 shares deemed beneficially owned by Messrs. Hoover and Paul as general partners of the general partner of Welsh Carson and an affiliate of Welsh Carson.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Mr. Deutsch inadvertently failed to timely report on Form 4 a purchase of Common Stock in the Company's initial public offering. Each of Messrs. Gordon and Ross inadvertently failed to file on a timely basis a Form 3 to report his ownership of Common Stock as of the date the Company became public.


                          ELECTION OF DIRECTORS
                    (Item Number 1 on the Proxy Card)

     The by-laws of Housecall provide that the Board of Directors shall consist of not less than two nor more than eleven directors, with the exact number being set from time to time by the Board. The Board presently consists of six directors, each of whom serves for a one-year term until the next annual meeting of shareholders and until his successor, if there is to be one, is elected and qualified. Each of the nominees is listed below and is presently serving as a director of the Company.

     Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock entitled to vote for the election of directors at a meeting at which a quorum is present. A quorum will be present for the Annual Meeting when the holders of a majority of the shares outstanding on the Record Date are present in person or by proxy.
An abstention and a broker non-vote are included in determining whether a quorum is present, but will not affect the outcome of the vote. Unless otherwise indicated on a proxy, all duly executed proxies granted by the holders of Common Stock will be voted individually at the Annual Meeting for the election of each nominee. Each nominee has indicated that he will serve if elected, but if the situation should arise that any nominee is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board of Directors. Each person elected as a director shall serve a term that continues until the next annual meeting and until his successor, if there is to be one, is duly elected and qualified.



                                    -3-

GEORGE D. SHAUNNESSY                PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                        HOUSECALL MEDICAL RESOURCES, INC.

Mr. Shaunnessy, age 48, has served as President, Chief Executive Officer and a director since his founding of the Company with Welsh Carson and Messrs. Bibb, Small and Luthringer in June 1994. Prior to the founding of the Company, Mr. Shaunnessy had served as President, Chief Operating
Officer, and a director of Hallmark Healthcare Corporation, formerly known as National Healthcare, Inc. ("Hallmark"), from 1988 to 1991, following which he served as a management consultant with Mr. Bibb to various businesses until the Company was founded. Mr. Shaunnessy has over twenty years of experience in the health care industry. He is a member of the Executive Committee.

JAMES B. HOOVER                                           GENERAL PARTNER
                                          WELSH, CARSON, ANDERSON & STOWE

Mr. Hoover, age 41, has been Chairman of the Board of the Company since its founding. Mr. Hoover is a general partner of Welsh, Carson, Anderson
& Stowe, a New York-based management buy-out firm that focuses on acquisitions of companies in the health care and information services industry, which he joined in 1992. Prior to that time, he had been a General Partner (from 1984 to 1992) of Robertson, Stephens & Company, an investment banking firm, where he was responsible for the firm's health care corporate finance group. From 1977 to 1984, Mr. Hoover was a Vice
President of the Investment Management Group of Citibank, N.A., where he specialized in health care investments. Mr. Hoover is a member of the Executive and Compensation Committees of the Board of Directors. He is a director of U.S. Physical Therapy, Inc.

JAMES E. DALTON, JR.                PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                                QUORUM HEALTH GROUP, INC.

Mr. Dalton, age 54, has served since 1990 as President and Chief
Executive Officer of Quorum Health Group, Inc., a publicly held company that owns hospitals and provides management and consulting services to third party owners. Prior to 1990, Mr. Dalton had served as Regional
Vice President (from 1987 to 1990) with Healthtrust, Inc., a Division
Vice President (from 1979 to 1987) with Hospital Corporation of America, and Regional Vice President (from 1978 to 1979) with HCA Management
Company (now Quorum Health Resources, Inc., a subsidiary of Quorum Health
Group, Inc.).  Mr. Dalton has served as a director of the Company since
1994 and is a member of the Compensation Committee.

HOWARD R. DEUTSCH            EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                                                            LINCARE, INC.

Mr. Deutsch, age 41, has served as Executive Vice President and General
Counsel and a director of Lincare, Inc., since its founding in 1987, and as Executive Vice President and General Counsel and a director of Lincare
Holdings, Inc., the publicly-held parent company of Lincare, Inc., since its formation in 1990. From 1980 to 1987, Mr. Deutsch served as Division
Counsel for Union Carbide. Mr. Deutsch has served as a director of the Company since 1994 and is a member of its Compensation and Audit
Committees.

ANDREW M. PAUL                                            GENERAL PARTNER
                                          WELSH, CARSON, ANDERSON & STOWE

Mr. Paul, age 40, has served as a general partner since 1984 of Welsh, Carson, Anderson & Stowe. Prior to that time, he was an associate in the Venture Capital Group of Hambrecht & Quist Incorporated for one year, and

                                    -4-

from 1978 to 1981, he was a systems engineer and then a marketing representative for IBM. Mr. Paul has served as a director of the Company since 1994 and is a member of the Executive and Audit Committees. Mr.
Paul is a director of National Surgery Centers, Inc., American Oncology
Resources, Inc., Lincare Holdings, Inc., Medcath, Incorporated, and
EmCare Holdings, Inc.

R. DALE ROSS            CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                                        AMERICAN ONCOLOGY RESOURCES, INC.

Mr. Ross, age 49, has served since 1992 as Chief Executive Officer and
Chairman of the Board of American Oncology Resources, Inc. ("AOR"), a publicly held company engaged in physician practice management. Prior to joining AOR, Mr. Ross founded HMSS, Inc., a company engaged in infusion therapy services, in 1982, and served as its President, Chief Executive
Officer and a director until the company was sold in 1989. Mr. Ross has served as a director of the Company since 1994 and is a member of the Audit Committee.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company meets on a regular basis to supervise, review, and direct the business and affairs of the Company.
During the Company's 1996 fiscal year, the Board held five meetings. The
Board of Directors has established an Executive, an Audit and a Compensation Committee, to which it has assigned certain responsibilities in connection with the governance and management of the Company's affairs. The Company has no standing nominating committee or other committee performing similar functions.

     Each of the directors attended at least 75% of the Board meetings and meetings of committees on which he served.

     EXECUTIVE COMMITTEE. The Executive Committee, pursuant to authority delegated by the Board, from time to time considers certain matters in lieu of convening a meeting of the full Board, subject to any restrictions in applicable law related to the delegation of certain powers to a committee of the Board. Messrs. Hoover, Shaunnessy, and Paul comprise the members of the Executive Committee. The Executive Committee held five meetings during fiscal 1996.

     AUDIT COMMITTEE. The Audit Committee recommends the appointment of independent public accountants, reviews the scope of audits proposed by the independent public accountants, reviews internal audit reports on various aspects of corporate operations, and periodically consults with the independent public accountants on matters relating to internal financial controls and procedures. Messrs. Deutsch, Paul, and Ross comprise the members of the Audit Committee. The Audit Committee, as such, did not hold any meetings during fiscal 1996, as the Board of Directors, as a whole, performed the functions of the Audit Committee during that year.

     COMPENSATION COMMITTEE. The Compensation Committee is responsible for the review and approval of compensation of employees above a certain salary level, the review of management recommendations relating to incentive compensation plans, the administration of the Company's stock option and restricted stock purchase plans, the review of compensation of directors, and consultation with management and the Board on senior executive continuity and organizational matters. Messrs. Hoover, Dalton, and Deutsch comprise the members of the Compensation Committee. The
Compensation Committee held three meetings during fiscal 1996.




                                    -5-

DIRECTORS' COMPENSATION

     The Company pays its outside directors a quarterly fee of $2,000 and a fee of $1,000 for each Board or committee meeting attended, except that no fee is paid for attendance at a committee meeting held on the same date and in the same location as a Board meeting. The Company reimburses all directors for their travel and other expenses incurred in connection with attending Board or committee meetings and also reimburses its outside directors for actual expenses otherwise incurred in performing their duties.

                                    -6-

                          EXECUTIVE COMPENSATION

     The following table sets forth the total compensation paid or accrued by the Company for services rendered during the fiscal year ended
June 30, 1996, to or for the Company's chief executive officer and each of the Company's other four most highly compensated executive officers
(the "Named Executive Officers"):

                                        Summary Compensation Table

                                                                Annual Compensation              Long Term
                                                                -------------------             Compensation
                                                                                                ------------
                                                                                                  Securities
                                               Fiscal                 Other Annual                Underlying       All Other
Name and Principal Position                     Year     Salary       Compensation     Bonus     Options/SARs     Compensation
---------------------------                    ------    ------       ------------     -----     ------------     ------------
George D. Shaunnessy,                           1996    $250,011       $     0        $     0       417,243         $6,644 <F1>
 President and Chief Executive Officer          1995     210,000             0         69,996             0          1,466

Peter J. Bibb,                                  1996     190,009             0              0       208,622          6,566 <F1>
 Vice President and Chief Financial Officer     1995     160,006             0         53,330             0          1,847

Harold W. Small,                                1996     165,006       $47,678<F2>          0       208,621          7,050 <F1><F4>
 Vice President and Chief Operating Officer     1995     130,005                       43,331             0          1,027

Thomas F. Luthringer,                           1996     155,008             0              0       198,621          6,131 <F1><F4>
 Vice President - Corporate Development         1995     130,005             0         43,331             0            616

J. Paul Gordon,                                 1996     157,729             0              0        45,000         3,852
 Vice President - Strategic Development         1995   13,270 <F3>           0              0             0           325 <F1><F4>

<F1> Includes premiums paid for each Named Executive Officer under the
     Company's life insurance program.
<F2> Represents relocation expenses paid by the Company.
<F3> Mr. Gordon's employment by the Company commenced on May 31, 1995, upon the Company's acquisition of Home Care Affiliates, Inc.
<F4> Includes $2,475, $2,415, and $3,823 paid by the Company as 401(k)
     matching contributions for Mr. Small, Mr. Luthringer, and Mr. Gordon, respectively.

                                                        Option Grants in Last Fiscal Year


                                   No. of       % of Total                                    Potential Realizable
                                 Securities    Options/SARs                                     Value at Assumed
                                 Underlying     Granted to                                   Annual Rates of  Stock
                                 Option/SARs   Employees in    Exercise or     Expiration      Price Appreciation
                                 Granted<F1>    Fiscal Year     Base Price         Date        for Option Terms<F2>
                                 -----------   -------------   -----------     ----------    ----------------------
                                                                                                 5%          10%
                                                                                               -------   ---------
George D. Shaunnessy  . .          90,000         21.00%          $13.00         01/24/2006    $735,807  $1,864,679
Peter J. Bibb . . . . . .          45,000         10.50%           13.00         01/24/2006     367,903     932,339
Harold W. Small . . . . .          45,000         10.50%           13.00         01/24/2006     367,903     932,339
Thomas F. Luthringer  . .          35,000          8.17%           13.00         01/24/2006     286,147     725,153
J. Paul Gordon  . . . . .           5,000          1.17%           13.00         01/24/2006      40,878     103,593

_____________________________

<F1>  Beginning one year from date of grant, options vest in 20%
     increments on anniversary of date of grant.
<F2>  Based on assumed rates of stock price appreciations, as required by the Commission.

                                                          Fiscal Year-End Option Values

                                         No. of Securities Underlying                Value of Unexercised
                                            Unexercised Options at                   In-the-Money Options
                                               Fiscal Year End                       At Fiscal Year End<F1>
                                       ------------------------------           --------------------------------
                                       Exercisable       Unexercisable          Exercisable        Unexercisable
                                       -----------       -------------          -----------        -------------
George D. Shaunnessy  . . . . . . .       98,173            319,070             $1,670,794           $4,595,659
Peter J. Bibb . . . . . . . . . . .       49,087            159,535                835,405            2,297,830
Harold W. Small . . . . . . . . . .       49,086            159,535                835,389            2,297,830
Thomas F. Luthringer  . . . . . . .       49,086            149,535                835,389            2,236,530
J. Paul Gordon  . . . . . . . . . .        8,000             37,000                121,040              514,810
__________________________

<F1>  As required by the rules of the Securities and Exchange Commission, the value of unexercised in-the-money options is calculated based on the closing sale price of the Company's Common Stock on The Nasdaq Stock Market ("Nasdaq") as of the last business day of its fiscal year, June 28, 1996, which was $19 1/8 per share. Because the closing sale price of the Company's Common Stock on Nasdaq as of October 24, 1996 was $4.00, the value of unexercised in-the-money options as of that date was substantially less.

EMPLOYMENT AGREEMENTS

     The Company entered into amended and restated employment agreements with Messrs. Shaunnessy, Bibb, Small, and Luthringer as of January 1, 1996. The agreements provide for a term ending June 30, 1999, and are automatically extended thereafter for successive one-year terms unless the Company or the officer gives at least thirty days' prior notice of an election not to extend the employment term beyond June 30, 1999, or on any subsequent June 30. The Company also entered into an amended and restated employment agreement with Mr. Gordon as of May 31, 1995. The agreement provides for a term ending May 31, 1998, and is automatically extended thereafter for successive one-year terms unless the Company or Mr. Gordon gives at least ninety days' prior notice of an election not to extend the employment term beyond May 31, 1998, or any subsequent May 31.

     The agreements provide for a base salary of $250,000, $190,000, $165,000, $155,000 and $150,000, per year, subject to adjustment by the Board of Directors, for Messrs. Shaunnessy, Bibb, Small, Luthringer, and Gordon, respectively, an annual bonus as determined by the Company's Board of Directors, and Company benefits of the type generally provided to key executives. While the Company or the officer may terminate his agreement at any time during the term, if the Company terminates the agreement other than for cause, death or disability, in the case of Messrs. Shaunnessy, Bibb, Small or Luthringer, the Company must pay severance based on the officer's base salary under the agreement for the twelve months following the day of termination and a pro rata amount of any performance bonus to which the officer would otherwise be entitled for the fiscal year in which such termination occurs, and in the case of Mr. Gordon, a severance amount equal to the lesser of his annual salary under the agreement and the remaining amount of salary to which he would have been entitled under the agreement absent termination. The agreements contain fairly customary proscriptions against misuse of confidential Company information, competition with the Company and solicitation of employees of the Company.

STOCK OPTION AND RESTRICTED STOCK PLANS

     In June 1994, the Company adopted the Stock Option and Restricted Stock Purchase Plan (the "1994 Option Plan") and the Performance Stock Option and Restricted Stock Purchase Plan (the "Performance Plan"). In January 1996, the Company adopted the 1996 Stock Option and Restricted Stock Plan (the "1996 Option Plan") (collectively, with the 1994 Option Plan and the Performance Plan, the "Plans"). The purpose of the Plans is to provide key employees (approximately 50 persons), executive officers (currently five persons), and directors (currently six persons) an opportunity to own Common Stock of the Company and to provide incentives for such persons to promote the financial success of the Company. The Company has reserved 945,000 shares, 272,202 shares, and 500,000 shares of Common Stock for issuance pursuant to the 1994 Option Plan, the Performance Plan, and the 1996 Option Plan, respectively. Awards granted under the Plans may be "incentive stock options", as defined in Section 422 of the Internal Revenue Code, as amended ("IRC"), "nonqualified stock options", or shares of Common Stock subject to terms and conditions set by the Board of Directors ("restricted stock awards"). Incentive stock options may be granted only to full-time employees (including officers) of the Company or its subsidiaries. Nonqualified options and restricted stock awards may be granted to any person employed by or performing services for the Company or its subsidiaries, including directors.

     Incentive stock options are subject to certain limitations prescribed by the Internal Revenue Code of 1986, as amended, including the requirement that such options may not be granted to employees who own more than 10% of the combined voting power of all classes of voting stock (a "principal shareholder") of the Company, unless the option price is at least 110% of the fair market value of the Common Stock subject to the option. In addition, an incentive stock option granted to a principal shareholder may not be exercisable more than five years from its date of grant. The Board of Directors of the Company (or a committee designated by the Board) otherwise generally has discretion to set the terms and conditions of options and restricted stock awards, including the term, exercise price, and vesting conditions, if any, to select the persons who receive such grants and awards; and to interpret and administer the Plans. As of September 30, 1996, options to purchase 912,743 shares 272,702 shares, and 324,825 shares were outstanding under the 1994
Option Plan, the Performance Plan, and the 1996 Option Plan, respectively, including the options set forth in the table below:

                                Benefit of Plans

Name and Position              Dollar Value ($)<F1>     Number of Options
-----------------              -------------------      -----------------
George D. Shaunnessy                 $763,567                 417,243
Peter J. Bibb                         381,784                 208,622
Harold W. Small                       381,783                 208,621
Thomas F. Luthringer                  381,783                 198,621
J. Paul Gordon                           ---                   45,000
Executive Group                     1,908,917               1,078,107
Non-Executive Director Group           90,000                  30,000
Non-Executive Officer                 459,000                 402,163
   Employee Group

___________________________

<F1> Aggregate market value as of October 24, 1996 of
     outstanding options to purchase Common Stock, based on the closing sale price of Common Stock on Nasdaq as of that date, which was $4.00 per share, less aggregate exercise price payable by the optionee(s).

No restricted stock awards have been granted under the Plans.

                       CERTAIN TRANSACTIONS

GENERAL

     Pursuant to the Company's redemption of its Series A Preferred Stock in April 1996, the Company paid principal and accrued dividends to Messrs. Shaunnessy, Bibb, Small and Luthringer of approximately $45,000, $12,000, $51,000 and $61,000, respectively.

     In connection with the Company's acquisition of one of its subsidiaries in May 1995, J. Paul Gordon, Vice President-Strategic Planning of the Company, and his brother, Blair S. Gordon, were each granted rights to purchase up to 100,000 shares of Common Stock at an exercise price of $4.00 per share. The Gordons exercised the rights in August 1995.

     For certain other transactions with related parties, see
"Compensation Committee Interlocks and Insider Participation" below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Hoover, Dalton and Deutsch served as members of the Company's Compensation Committee during the 1996 fiscal year.
While Mr. Hoover is Chairman of the Board, none is an officer or former officer of the Company.

     In April 1996, the Company redeemed all of its outstanding Series A Preferred Stock. Pursuant to the redemption, the Company paid principal and accrued dividends of approximately $18.8 million to Welsh, Carson, Anderson & Stowe, VI, L.P. ("Welsh Carson"), a principal shareholder of the Company, the general partners of Welsh Carson's general partner, and affiliates of Welsh Carson. Messrs. Hoover and Paul, directors of the Company, are general partners of the general partner of Welsh Carson.

     The Company, through its management services division, provides management services for the hospital-based home health agency of Monroe County Hospital ("Monroe"), Monroeville, Alabama, managed by a subsidiary of Quorum Health Group, Inc. ("Quorum"), of which James E. Dalton, Jr., a director of the Company, is President and Chief Executive Officer. Welsh Carson is also a principal shareholder of Quorum. Pursuant to the agreement, the Company provides management services for the hospital-based home health agency of Monroe in consideration of a payment by Monroe of a specified amount per reimbursed Medicare home care visit. The term of the agreement is three years, terminable by either party for cause upon ninety days' notice.
In September 1995, the Company entered into a management services agreement with Midlands Community Hospital ("Midlands"), Papillion, Nebraska, which is also owned and operated by Quorum. The agreement was negotiated on an arms-length basis, and the services to be provided by the Company are generally the same as described for the agreement with Monroe. In consideration of such services, Midlands pays the Company a specified amount for each reimbursed Medicare visit. The term of the agreement is three years, terminable without cause by either party on ninety days' notice or "for cause" as defined, upon thirty days' notice. In November 1995, the Company entered into a management services agreement with McAllen Heart Hospital ("McAllen"), owned by an affiliate of Welsh Carson. The agreement, entered into on an arms-length basis, contains substantially the same terms as the agreement with Monroe, described above, except that the agreements are automatically renewed for successive one year terms unless terminated without cause by either party on ninety days' notice or "for cause", as defined, on thirty days' notice. In March 1995, a subsidiary of the Company entered into an equipment sale and service agreement with Lincare, Inc. ("Lincare"), of which Howard R. Deutsch, a director of the Company, is Executive Vice President and General Counsel. Pursuant to the agreement, Lincare agrees to sell or rent oxygen equipment to the subsidiary at the prices set forth in the agreement, which was negotiated on an arms-length basis.

     The revenues derived from the contracts with Monroe, Midlands, McAllen, and Lincare are not material to the Company's results of operations and the terms of such contracts are as favorable to the Company as those that could have been obtained at the same time for unaffiliated parties.

                 REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has provided the following report:

     The compensation policies of the Company have been developed to link the compensation of executive officers with the development of enhanced value for the Company's shareholders. Through the establishment of both short-term and long-term incentive plans and the use of base salary and performance bonus combinations, the Company seeks to align the financial interests of its executive officers with those of its shareholders.

PHILOSOPHY AND COMPONENTS

     In designing its compensation programs, the Company follows its belief that compensation should reflect both the Company's recent performance and the value created for shareholders, while also supporting the broader business strategies and long-range plans of the Company. In doing so, the compensation programs reflect the following general characteristics:

     * The Company's financial performance and, in particular, that of the individual.

     * An annual incentive arrangement that generates a portion of compensation based on the achievement of specific performance goals in relation to the Company's internal budget and strategic initiatives, with superior performance resulting in enhanced total compensation.

     The Company's executive compensation is based upon the components listed below, each of which is intended to serve the overall compensation philosophy:

          BASE SALARY. Base salary is intended to be set at a level that approximates the competitive amounts paid to executive officers of similar businesses in structure, size, and industry orientation. Competitive amounts are determined informally through a review of published compensation surveys and proxy statements of other companies, including some, but not all, of the companies in the peer group selected for purposes of the stock performance graph set forth elsewhere in this Proxy Statement. Each of the Company's five senior executive officers have employment agreements that specify their respective base salaries.

          INCENTIVE COMPENSATION. In accordance with the Company's philosophy of tying a substantial portion of the overall compensation of its executive officers to the achievement of specific performance goals, an incentive plan is developed for the executive officers. The Company's incentive plans are designed to reward superior performance with total compensation above competitive levels. On the other hand, if performance goals are not achieved and the Company suffers as a result, compensation of affected executive officers may fall below competitive levels.

          STOCK OPTIONS. The Company periodically considers awards to its executive officers of stock options granted under the terms of its Stock Option Plans. Options are awarded to selected executive officers and other persons in recognition of outstanding contributions they may have made (or are being motivated to make) to the Company's growth, development, or financial performance. The awarding of options is designed to encourage ownership of the Company's Common Stock by its executive officers, thereby aligning their personal interests with those of our shareholders.

     The Compensation Committee reviews and determines the compensation of the executive officers of the Company with this philosophy on compensation as its basis. While promoting initiative and providing incentives for superior performance on behalf of the Company for the benefit of its shareholders, the Compensation Committee also seeks to assure that the Company is able to compete for and retain talented personnel who will lead the Company in achieving levels of growth and financial performance that will enhance shareholder value over the long-term as well as short-term.

CEO COMPENSATION

     Effective January 1, 1996, the Company entered into an amended and restated employment agreement with Mr. Shaunnessy to provide for his continued service as President and Chief Executive Officer for a term that extends to June 30, 1999, and is renewable for successive one-year terms thereafter unless either party chooses not to renew. Details about that agreement are provided under "Executive Compensation -- Employment Agreements", above.

     The Compensation Committee believes that the compensation terms of Mr. Shaunnessy's employment agreement are consistent with and reflect the Company's executive compensation philosophy. The base salary provided to Mr. Shaunnessy is consistent with what the Compensation Committee believes is the norm in the Company's industry, and the opportunities for bonus compensation are tied to the Company's performance in terms of value to its shareholders. Additionally, the options that have been granted to Mr. Shaunnessy are subject to long-term vesting.

  James B. Hoover  *  James E. Dalton, Jr.  *  Howard R. Deutsch

                     STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of The Nasdaq Stock Market (U.S.) and the cumulative total return for a group of companies consisting of Apria Healthcare Group, Inc., American Homepatient, Inc., Home Health Corp. of America, Inc., Interim Services, Inc., LinCare Holdings, Inc., Olsten Corp., Pediatric Services of America, Inc., and Rotech Medical Corp., for the period commencing on April 4, 1996, the date that the Company's Common Stock became publicly traded, and ended on September 30, 1996.

          COMPARISON OF 6 MONTH CUMULATIVE TOTAL RETURN <F1>

                       [graph appears here]

                                                    Cumulative Total Return
                                               ---------------------------------
                                                4/04/96     6/30/96       9/30/96
Housecall Medical Resources, Inc.                100        120            33
Peer Group                                       100        101            83
NASDAQ-Stock Market - US                         100        107           110

________________________________________

<F1>  Graph reflects $100 invested on April 4, 1996 and the reinvestment of any dividends in (i) Company Common Stock, (ii) the common stocks of the group of companies identified above that have been selected by the Company as its peers, and (iii) the Nasdaq Stock Market (U.S. Companies) index.

                      INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, appoints each year the firm that will serve as the Company's independent public accountants. The Board has appointed Ernst & Young LLP, which firm served as independent public accountants for the Company during the past fiscal year, to serve as such accountants for the current fiscal year. Such appointment is not subject to ratification or other vote by the shareholders.

     A representative of Ernst & Young is expected to be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

         SHAREHOLDERS' PROPOSALS FOR 1997 ANNUAL MEETING

     Any shareholder who wishes to present a proposal appropriate for consideration at the Company's 1997 Annual Meeting of Shareholders must submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement no later than July 1, 1997, in order for the proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such Annual Meeting.

                          OTHER MATTERS

     All of the expenses involved in preparing, assembling, and mailing this Proxy Statement and the materials enclosed herewith and soliciting proxies will be paid by the Company. It is estimated that such costs will be nominal. The Company may reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of stock. The solicitation of proxies will be conducted primarily by mail but may include telephone, telegraph, or oral communications by directors, officers, or regular employees of the Company, acting without special compensation.

     The Board of Directors is aware of no other matters, except for those incidental to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any postponement, adjournment, or adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

     Shareholders are urged to fill in, date, and sign the accompanying form of proxy and return it to the Company as soon as possible.

                              BY ORDER OF THE BOARD OF
                              DIRECTORS,



                              Peter J. Bibb
                              SECRETARY

                    HOUSECALL MEDICAL RESOURCES, INC.
                 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON DECEMBER 6, 1996
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, having received notice of the Annual Meeting of Shareholders and revoking all prior proxies, hereby appoints George D. Shaunnessy and Peter J. Bibb, and each of them, attorneys or attorney of the undersigned, with full power of substitution in each of them, for and in the name of the undersigned, to attend the Annual Meeting of Shareholders of Housecall Medical Resources, Inc. (the "Company") to be held Friday, December 6, 1996, at 1:00 P.M., Eastern Time, and any postponement or adjournment thereof, and to vote and act upon the following matters in respect of all shares of common stock of the Company that the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present:

     1.   ELECTION OF DIRECTORS:
          To re-elect each of the following nominees, as a director of the Company, for a term of one year:

          George D. Shaunnessy     James B. Hoover     Howard R. Deutsch
          James E. Dalton, Jr.     Andrew M. Paul      R. Dale Ross

               / / FOR     / / WITHHOLD AUTHORITY

          (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, WRITE HIS NAME BELOW. TO VOTE FOR OR WITHHOLD
          AUTHORITY FOR ALL NOMINEES, MARK THE APPROPRIATE BOX.

          --------------------------------------------------------------

     2. TO VOTE, IN THE PROXIES' DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

              / / AUTHORITY GRANTED     / / AUTHORITY WITHHELD

               (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

     The shares represented by this proxy will be voted as directed by the undersigned and as indicated herein. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE ELECTION OF DIRECTORS OR THE DISCRETIONARY AUTHORITY OF THE PROXIES TO VOTE UPON OTHER PROPER BUSINESS, THIS PROXY WILL BE VOTED FOR SUCH ELECTION, AND THE PROXIES, IN THEIR DISCRETION, WILL VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

     Attendance of the undersigned at the meeting or any postponement or adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting the intention of the undersigned to vote such shares in person.

                    Dated:______________________, 1996
                    BE SURE TO DATE THE PROXY


                    -----------------------------------
                    SIGNATURE

                    IF SHARES ARE HELD BY MORE THAN ONE OWNER,
                    EACH MUST SIGN. EXECUTORS, ADMINISTRATORS,
                    TRUSTEES, GUARDIANS, AND OTHERS SIGNING IN A
                    REPRESENTATIVE CAPACITY SHOULD GIVE THEIR
                    FULL TITLES.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
     PLEASE SIGN ABOVE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE